EXHIBIT 10.37

ELITE DATA SERVICES, INC. WARRANT AGREEMENT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

EXERCISE PRICE: $2.00 PER SHARE

Warrant Certificate Number: W-001

Number of Shares of Common Stock: One Million (1,000,000) Shares

Date of Issuance: December 2, 2014

Expiration Date: December 2, 2015 at 5:00 PM, New York Time

Elite Data Services, Inc. (OTCBB:DEAC), a Florida corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EraStar Inc., the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 5:00 p.m., New York time, on December 2, 2015 (the “Expiration Date”, One Million (1,000,000) fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section XIII. This Warrant is issued pursuant to that certain Investor Relations Consulting Agreement (the “Agreement”) dated as of December 2, 2014 by and among the Company and the original Holder hereof.

I.	EXERCISE OF WARRANT.

a.

Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the fifth (5th) Business Day following the date on which the Company has received the Exercise Notice, the Company shall transmit an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer Agent (“Transfer Agent”). On or before the tenth (10th) Business Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”), the Company shall, (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or if the Registration Statement is not effective at the time this Warrant is exercised, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section I.a and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section IV) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number.

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b.	Exercise Price. For purposes of this Warrant, “Exercise Price” means $2.00 per share for the total amount of the Warrant Shares granted to Holder in this Warrant.

c.

Payment of Exercise Price. Within two (2) Trading Days of the date of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds.

d.

Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

e.

Beneficial Ownership. The Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. The Company shall be entitled to rely on Holder’s exercise notice as an indication that Holder will not, pursuant to such exercise, exceed the Maximum Percentage. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section I(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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II.	REPRESENTATIONS.

a.	By the Holder. The Holder represents and warrants to the Company as follows:

i.

It is an “accredited investor” within the meaning of Rule 501 of the Securities Act. This Warrant is acquired for the Holder’s own account for investment purposes and not with a view to any offering or distribution within the meaning of the Securities Act and any applicable state securities laws. The Holder has no present intention of selling or otherwise disposing of the Warrant or the Warrant Shares in violation of such laws; and

ii.

The Holder has sufficient knowledge and expertise in financials and business matters as to be capable of evaluating the merits and risk of its investment in the Company. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to make this investment. The Holder understands that this investment involves a high degree of risk and could result in a substantial or complete loss of its investment. The Holder is capable of bearing the economic risks of such investment.

iii.	This Warrant has been authorized by all necessary corporate action of the Holder and constitutes a valid and legally binding obligation of the Holder, enforceable in accordance with its terms.

iv.

The Holder acknowledges that the Company has indicated that the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from registration requirements thereof, and that the Warrant Shares will bear a legend stating that such securities have not been registered under the Securities Act and may not be sold or transferred in the absence of such registration or an exemption from such registration.

b.	By the Company. The Company represents and warrants that:

i.

It (A) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (B) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to consummate the transactions contemplated hereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

ii.

The execution, delivery and performance by the Company of this Warrant (A) has been duly authorized by all necessary corporate action, (B) does not and will not contravene the Company’s charter or bylaws or any other organizational document and (C) does not and will not contravene any applicable law or any contractual restriction binding on or otherwise affecting the Company or any of its properties or result in a default under any agreement or instrument to which the Company is a party or by which the Company or its properties may be subject.

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iii.

This Warrant has been duly executed and delivered by the Company, and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and general principles of equity.

iv.

Assuming the accuracy of the representations made by the Holder in Section II hereof, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental authority is or will be necessary in connection with the execution and delivery by the Company of this Warrant, the issuance by the Company of the Warrant Shares, the consummation of the transactions contemplated hereby, the performance of or compliance with the terms and conditions hereof, or to ensure the legality, validity, and enforceability hereof.

v.	The Company has reserved solely for issuance and delivery upon the exercise of this Warrant, such number of shares of Common Stock to provide for the exercise in full of this Warrant.

vi.

Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration, or the filing of a prospectus qualifying the distribution, of this Warrant being issued hereby under the Securities Act or cause the issuance of this Warrant to be integrated with any prior offering of securities of the Company for purposes of the Securities Act.

1.

Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

2.

Authorization and Reservation of Shares. During the Exercise Period, the Company shall have duly authorized a sufficient number of shares of Common Stock, free from preemptive rights and from any other restrictions imposed by the Company without the consent of the Holder, to provide for the exercise in full of this Warrant. The Company shall at all times during the Exercise Period reserve and keep available out of such authorized but unissued shares of Common Stock such number of shares to provide for the exercise in full of this Warrant.

3.

Listing. In connection with the Holder’s exercise of Registration Rights hereunder, the Company shall use its best efforts to promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain such listing for so long as any other shares of Common Stock shall be so listed.

4.

Successors and Assigns. Except as expressly provided otherwise herein, this Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company’s assets.

5.

Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the Holder of this Warrant upon the exercise hereof under applicable securities or “blue sky” laws of the states of the United States; provided, however, that the Company shall not be required to qualify as a foreign corporation.

6.

Rule 144 Reports. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act the Company agrees to use its best efforts to take all actions reasonably necessary to enable the Holder to sell the Warrant Shares without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of the Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements.

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III.	WARRANT HOLDER NOT DEEMED A STOCKHOLDER.

a.

Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

b.

Transfer of Warrant. This Warrant may be transferred only upon the written consent of the Company, which may be withheld in its sole discretion. No such consent shall be required upon the transfer of this Warrant under the laws of Descent. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant, registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

c.

Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant.

d.

Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

e.

Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

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IV.	NOTICES.

Any notice, statement or demand authorized by this Warrant Agreement or made by the Warrant Agent or by the holder of any Warrant to or on the Corporation shall be both 1) emailed to smyers@edscompanies.com and 2) delivered by hand or sent by registered or certified mail or overnight courier service addressed (until another address is filed in writing by the Corporation with the Warrant Agent) as follows:

Elite Data Services, Inc.

ATTN: EraStar Warrant

4447. N Central Expressway Ste 110-135

Dallas, TX 75205

Any notice, statement, or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Corporation to or on the Warrant Agent shall be delivered by hand or sent be registered certified mail or overnight courier service, addressed (until another address is filed in writing by the Corporation with the Warrant Agent) as follows:

EraStar Inc.

11411 Southern Highlands Parkway Ste 160

Las Vegas, NV 89141

V.

AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

VI.

GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Tennessee, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Tennessee.

VII.

FORUM SELECTION CLAUSE. Any dispute arising under or in connection with the Warrant or related to the terms of this Agreement shall be subject to the exclusive jurisdiction of the state of Tennessee located in Nashville, Tennessee, and any dispute between the parties shall come within the jurisdiction of the court in Davidson County, Tennessee.

VIII.

CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

IX.

DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

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X.

REMEDIES, OTHER OBLIGATIONS, BREACHES, AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

XI.

TRANSFER. This Warrant may not be offered for sale, sold, transferred or assigned without the written consent of the Company, which may be withheld in its sole discretion, and only in compliance with applicable Federal and State securities laws.

XII.

WARRANT AGENT. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholder services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register in addition to emailing smyers@edscompanies.com.

XIII.	CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

1)	“Bloomberg” means Bloomberg Financial Markets.

2)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

3)

“Closing Bid Price” means, for any security as of any date, the last closing bid price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price, as the case may be, then the last bid price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

4)

“Common Stock” means (i) the Company’s shares of Common Stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

5)	“Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The American Stock Exchange or The NASDAQ Capital Market.

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6)

“Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

7)

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

8)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

9)	“Principal Market” means The OTC Bulletin Board.

10)

“Registration Statement” means a registration statement on Form S-1, Form S-3, or such other eligible registration form as determined in the sole discretion of the Company which registers the resale of the Warrant Shares pursuant to Rule 415 promulgated under the Securities Act.

11)	“Securities Act” means the Securities Act of 1933, as amended.

12)

“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

13)

“Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 5:00 p.m., New York time).

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

ELITE DATA SERVICES, INC. A Florida Corporation

By:	/s/ Sarah Myers
Sarah Myers
COO/President

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